[LETTERHEAD OF DICKINSON WRIGHT PLLC]



January 11, 2001


Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017


Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., on behalf of the Michigan Municipal Series, a separate series, we have reviewed the material with respect to Michigan taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal fund Series, Inc. and to the reference to us under the heading "Michigan Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.



                                              Very truly yours,

                                              DICKINSON WRIGHT PLLC



                                              /s/Thomas D. Hammerschmidt, Jr.
                                              Thomas D. Hammerschmidt, Jr.

TDH/am